Execution Copy





                          REGISTRATION RIGHTS AGREEMENT



                           Dated as of August 30, 2006



                             LORUS THERAPEUTICS INC.



                                       and



                      HIGH TECH BETEILIGUNGEN GMBH & CO. KG

                                TABLE OF CONTENTS

                                                                                                              Page

ARTICLE 1             DEFINITIONS................................................................................2
           1.1        Defined Terms..............................................................................2
           1.2        General Interpretive Principles............................................................5

ARTICLE 2             REGISTRATION RIGHTS........................................................................5
           2.1        Registration Rights........................................................................5
           2.2        Number of Demand Qualifications............................................................6
           2.3        Exceptions.................................................................................7

ARTICLE 3             PIGGY-BACK RIGHTS..........................................................................8
           3.1        Piggyback Registrations....................................................................8

ARTICLE 4             OBLIGATIONS AND COVENANTS OF THE PARTIES..................................................11
           4.1        Registration Procedures...................................................................11
           4.2        Information Regarding the Purchaser.......................................................16
           4.3        Discontinuance of Distribution............................................................16
           4.4        Eligibility for use of Short-Form Prospectus and Form F-3.................................17
           4.5        Compliance with Securities Laws...........................................................17
           4.6        Purchaser Information.....................................................................17

ARTICLE 5             EXPENSES..................................................................................17
           5.1        Registration Expenses.....................................................................17

ARTICLE 6             INDEMNIFICATION...........................................................................19
           6.1        Indemnification by the Company............................................................19
           6.2        Conduct of Indemnification Proceedings....................................................20
           6.3        Contribution..............................................................................21

ARTICLE 7             MISCELLANEOUS.............................................................................22
           7.1        Rules 144 and 144A........................................................................22
           7.2        Free Writing Prospectuses.................................................................23
           7.3        No Inconsistent Agreements; Additional Rights.............................................23
           7.4        Term and Termination......................................................................23
           7.5        Fees and Expenses.........................................................................23
           7.6        Entire Agreement..........................................................................23
           7.7        Notices...................................................................................23
           7.8        Amendments; Waivers.......................................................................24
           7.9        Successors and Assigns....................................................................24
           7.10       No Third-Party Beneficiaries..............................................................24
           7.11       Governing Law.............................................................................24
           7.12       Execution.................................................................................24
           7.13       Severability..............................................................................25
           7.14       Construction..............................................................................25

                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of August 30, 2006

        BETWEEN LORUS THERAPEUTICS INC., a Canadian corporation (the "Company")

        AND HIGH TECH BETEILIGUNGEN GMBH & CO. KG, a German limited partnership, herein represented by CONPHARM ANSTALT, a Liechtenstein corporation (the "Purchaser")

        WHEREAS, the Company and the Purchaser have entered into the Share Purchase Agreement (as defined below) pursuant to and subject to the terms and conditions of which, the Purchaser has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Purchaser, Purchased Shares (as defined in the Share Purchase Agreement).

        AND WHEREAS, as an inducement to the Purchaser for entering into the Share Purchase Agreement, the Purchaser has required that the Company agree, and the Company has agreed, to provide the rights set forth in this Agreement.

        AND WHEREAS, the consummation of the Closing (as defined in the Share Purchase Agreement) is conditional upon, among other things, the execution and delivery of this Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in that certain share purchase agreement, dated as of July 13, 2006 (the "Share Purchase Agreement"), between the Company and the Purchaser. As used in this Agreement, the following terms shall have the following meanings:

        "Canadian Prospectus" means a short form prospectus prepared and filed in accordance with NI 44-101 in the English and/or French language, as applicable, including all amendments and supplements thereto and all documents and information incorporated therein by reference.

        "Canadian securities regulatory authorities" has the meaning attributed to such term in NI 14-101.

        "Company Public Sale" has the meaning set forth in Section 3.1(a).

        "Canadian Securities Administrators" means the CSA as defined in NI 14-101.

        "Lock-Up Period" has the meaning set forth in Section 2.3(b)(ii).

        "Loss" has the meaning set forth in Section 6.1.

        "MRRS" means National Policy 43-201 -- Mutual Reliance Review System for Prospectus and Annual Information Forms of the Canadian Securities Administrators, as such policy may be amended or supplemented from time to time, or any similar instrument, rule or regulation hereafter adopted by the Canadian Securities Administrators having substantially the same effect as such instrument.

        "MRRS Decision Document" means a decision document issued by the principal regulator pursuant to MRRS.

        "NASD" means the National Association of Securities Dealers, Inc.

        "NI 44-101" means National Instrument 44-101 - Short-Form Prospectus Distributions, of the Canadian Securities Administrators, as such instrument may be amended or supplemented from time to time, or any similar instrument, rule or regulation hereafter adopted by the Canadian Securities Administrators having substantially the same effect as such instrument.

        "NI 45-102" means National Instrument 45-102 - Resale of Securities, of the Canadian Securities Administrators, as such instrument may be amended or supplemented or replaced from time to time, or any similar instrument, rule or regulation hereafter adopted by the Canadian Securities Administrators having substantially the same effect as such instrument.

        "Piggyback Registration" has the meaning set forth in Section 3.1(a).

        "Preliminary Canadian Prospectus" means a preliminary short form prospectus prepared and filed in accordance with NI 44-101 in the English and/or French language, as applicable, including all amendments and supplements thereto and all documents and information incorporated therein by reference.

        "Qualifying Provinces" means, collectively, each of the provinces of Canada.

        "Register" means:

        (a) in the case of a registration under the United States Securities Act of the Company's securities for offer and sale, or resale, to the public in the United States under a Registration Statement, preparing and filing a registration statement in compliance with the United States Securities Act and the automatic effectiveness or the use of commercially reasonable efforts to cause such Registration Statement to become effective under the United States Securities Act; and

        (b) in the case of the qualification with the applicable Canadian securities regulatory authorities of the Company's securities for distribution in any Qualifying Province, preparing and filing a Canadian Preliminary Prospectus, and as soon as practicable thereafter, a Canadian Prospectus under Canadian Securities Legislation and in respect of each, the use of commercially reasonable efforts to obtain an MRRS Decision Document.

        The term "Registration" shall have a correlative meaning.

        "Registrable Securities" means the Purchased Shares issued to the Purchaser pursuant to the Share Purchase Agreement or upon the conversion, exchange or exercise of or as a dividend with respect to such shares and any securities that may be issued or distributed or be issuable in respect of the Purchased Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided that any such Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of:


        (a) the first day that the Purchaser no longer owns any Registrable Securities;

        (b) in respect of a Registration under the United States Securities Act, the first day on which the Purchaser may sell all of the Registrable Securities owned by the Purchaser in one transaction pursuant to Rule 144;

        (c) in respect of a Registration in Canada, the first day on which the Purchaser owns less than 10% of the number of Common Shares then outstanding; and

        (d)     June 30, 2012.

        "Registration Expenses" has the meaning set forth in Section 5.1.

        "Registration Period" means:

        (e) in respect of a Registration under the United States Securities Act, the period commencing on the Closing Date and ending on the earliest to occur of:

                (i) the first day that the Purchaser no longer owns any Registrable Securities;

                (ii) the first day on which the Purchaser may sell all of the Registrable Securities owned by the Purchaser in one transaction pursuant to Rule 144; and

                (iii)   June 30, 2012; and

        (f) in respect of a Registration in Canada, the period commencing on the Closing Date and ending on the earliest to occur of:

                (i) the first day that the Purchaser no longer owns any Registrable Securities;

                (ii) the first day on which the Purchaser owns less than 10% of the number of Common Shares then outstanding; and

                (iii)   June 30, 2012.

        "Registration Statement" means any registration statement on Form F-3, or any successor form thereto, of the Company filed with, or to be filed with, the SEC under the United States Securities Act, including the related U.S. Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

        "Securities Regulators" means the SEC and the Canadian securities regulatory authorities.

        "Shelf Registration Statement" means a Registration Statement filed in respect of an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the United States Securities Act (or any successor or similar rule that may be adopted by the SEC) covering the resale of Registrable Securities.

        "Shelf Supplement" means, in respect of a Registration under the United States Securities Act, a supplement to the U.S. Prospectus contained in the Shelf Registration Statement for purposes of including pricing and other necessary information in connection with any resale of Registrable Securities.

        "Specified Province(s)" has the meaning set forth in Section 2.1(a).

        "supplement" shall include any Shelf Supplement.

        "Underwritten Offering" means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for distribution to the public.

        "U.S. Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

1.2 General Interpretive Principles.

        (a) Headings: The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

        (b) Articles; Sections: The terms "this Agreement", "hereof", "hereunder" "hereto" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and clauses are to Articles, Sections and clauses of this Agreement.

        (c) Number; Gender: Words, including defined terms, importing the singular number only shall include the plural and vice versa, and words, including defined terms, importing gender include all genders.

        (d) Extended Meaning: The word "include(s)" means "include(s), without limitation", and the word "including" means "including, but not limited to" or "including, without restricting the generality of the foregoing", as the context requires.

        (e) Reference to Agreements and Enactments: Reference herein to any agreement, instrument, licence or other document shall be deemed to include reference to such agreement, instrument, licence or other document as the same may from time to time be amended, modified, supplemented or restated in accordance with the provisions of this Agreement; and reference herein to any enactment shall be deemed to include reference to such enactment as re-enacted, amended or extended from time to time and to any successor enactment.

                                   ARTICLE 2
                              REGISTRATION RIGHTS

2.1 Registration Rights. If the Company receives a written request from the Purchaser that the Company file a Canadian Prospectus under Canadian Securities Legislation or a Registration Statement under the United States Securities Act to Register the resale of all or part of the Registrable Securities held by the Purchaser, the Company shall, subject to the limitations of Sections 2.2 and 2.3:

        (a) as soon as practicable and in any event within 90 days (or four weeks in the case of a demand for Registration in Canada prior to the date that is four months from the Closing Date) after the Company's receipt of such written request, prepare and file in those Qualifying Provinces specified by the Purchaser (the "Specified Province(s)") or in the United States, as the case may be, a Canadian Prospectus or Registration Statement, as applicable, in order to Register that number of Registrable Securities specified by the Purchaser in the request;

        (b) use its commercially reasonable efforts to resolve any regulatory comments and satisfy any regulatory deficiencies in respect of the Preliminary Canadian Prospectus or Registration Statement, as applicable, and, as soon as reasonably practicable after such comments or deficiencies have been resolved or satisfied, prepare and file, and use its commercially reasonable efforts to (i) in Canada, obtain an MRRS Decision Document (or an equivalent document) for the Specified Province(s) for the (final) Canadian Prospectus or (ii) in the United States, cause the Registration Statement to become effective under the United States Securities Act, and will, subject to the provisions of
                Article 3, take all other steps and proceedings necessary in order to Register the resale of the Registrable Securities in the Specified Province(s) or the United States, as the case may be, as soon as practicable;

        (c) ensure that (i) in the case of the Canadian Prospectus, the Canadian Prospectus contains the disclosure required by, and conforms in all material respects to the requirements of, the applicable provisions of Canadian Securities Legislation; and
                (ii) in the case of the Registration Statement, the Registration Statement contains the disclosure required by, and conforms in all material respects, to the requirements of, the applicable provisions of the United States Securities Act;

        (d) prepare and file as soon as practicable with the securities regulatory authorities in the Specified Province(s) or the United States, as the case may be, any amendments and supplements to the Canadian Prospectus or the Registration Statement that may be necessary to comply with applicable Canadian Securities Legislation or the United States Securities Laws, as the case may be; and

        (e) in the case of an Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering.

Subject to the provisions of Section 5.1, a request pursuant to Section 2.1 may be withdrawn by written notice to the Company by the Purchaser.

2.2 Number of Demand Qualifications.The Company is only obligated to file an aggregate of five Canadian Prospectuses and Registration Statements under
Section 2.1 and shall not be obligated to effect more than two Registrations in any one calendar year, but no filing pursuant to Section 2.1 shall be deemed to be a filing for purposes of this Article 2 until:

        (a) the Company has in Canada, secured an MRRS Decision Document (or an equivalent document) for the Specified Province(s) for the Canadian Prospectus; or

        (b) in the United States, the Registration Statement has become effective unless such document has not been secured or become effective due solely to the fault of, or (except as a result of any postponement of any filing pursuant to Section 2.3) because the filing is withdrawn at the written request of, the Purchaser. For greater certainty, any request by the Purchaser to file a Canadian Prospectus or Registration Statement, which is subsequently abandoned or withdrawn by the Purchaser, shall count as one of the five Canadian Prospectuses and Registration Statements the Company is obligated to file hereunder.

2.3 Exceptions.If the Company is requested to file a Canadian Prospectus or Registration Statement pursuant to Section 2.1:

        (a) the Company is not obligated to effect the filing of such Canadian Prospectus or Registration Statement if the number of Registrable Securities to be Registered comprises less than 1% of the issued and outstanding Common Shares at the time of delivery of the notice;

        (b) the Company is not obligated to effect the filing of such Canadian Prospectus or Registration Statement:

                (i) for a period of up to 90 days after the date of a request for Registration pursuant to Section 2.1 if:

                        (A) at the time of such request, the Company is engaged, or has fixed plans to engage within 60 days after the date of such request, in an Underwritten Offering in which the Purchaser is entitled to include Registrable Securities pursuant to Section 3.1; or

                        (B) at the time of such request, the Company is currently engaged in an offer or exchange offer and the filing of a Canadian Prospectus or Registration Statement would cause a violation of applicable Canadian Securities Legislation or the United States Securities Act;

                (ii) during the 90-day period following the closing by the Company of an Underwritten Offering in which the Purchaser was entitled (subject to underwriter cutbacks) to include Registrable Securities pursuant to Section
                        3.1 (or for such shorter period as the lead underwriter(s) of such public offering may have requested) (the "Lock-Up Period"), if the lead underwriter(s) of such public offering has advised the Company that the stand-off pursuant to this clause (ii), including the length thereof, is reasonable and customary under the circumstances and has requested such stand-off;

                (iii) if the Company has already effected the filing of a Canadian Prospectus or Registration Statement pursuant to Section 2.1 within the previous 90 days and such Canadian Prospectus or Registration Statement has not been withdrawn or such prior offering otherwise terminated; or

                (iv) if the Company has a Shelf Registration Statement that has been declared effective under the United States Securities Act at the time it receives a written notice from the Purchaser exercising its demand rights pursuant to Section 2.1;

        (c) the Company may defer such filing for up to 90 days after the delivery by the Company to the Purchaser of a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company it would be detrimental to the Company and its shareholders for a Canadian Prospectus or Registration Statement to be filed and it is essential to defer the filing of such Canadian Prospectus or Registration Statement; provided that the Company may not use this right more than twice in any one calendar year;

        (d) the Company shall keep a Shelf Registration Statement effective for the period specified by the Purchaser; provided that such period ends on or prior to the date on which the Registration Period ends.

provided that (1) the Company shall give prompt written notice to the Purchaser at such time as the reason for any postponement of the filing of a Canadian Prospectus or Registration Statement pursuant to clause (i) of this Section 2.3(b), or Section 2.3(c), no longer exists, or any Lock-Up Period has been terminated, at which point the relevant postponement shall terminate, (2) any stand-off period pursuant to Section 2.3(b)(ii) may be terminated by the relevant lead underwriter(s), such consent to termination not to be unreasonably withheld, and upon any such termination the postponement of the filing of a Canadian Prospectus or Registration Statement pursuant to Section 2.3(b)(ii) shall terminate, and (3) if the Company postpones the filing of any Canadian Prospectus or Registration Statement pursuant to Section 2.3(b) or (c) and the Purchaser withdraws its related request pursuant to Section 2.1, the Purchaser will not have any obligation pursuant to Section 5.1 in connection with such aborted filing.

                                    ARTICLE 3
                                PIGGY-BACK RIGHTS

3.1 Piggyback Registrations.

        (a) Participation. If the Company at any time proposes to Register any offering of its securities under the United States Securities Act or Canadian Securities Legislation, for its own account or for the account of any other Persons, on a form or in a manner that would permit the inclusion of the Registrable Securities for offer and sale in an Underwritten Offering to the public under the United States Securities Act or Canadian Securities Legislation (other than (i) a Registration under the United States Securities Act on Form S-4, F-4, F-10 or S-8 or any successor form to such Forms or (ii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) (a "Company Public Sale"), then, as soon as practicable but in no event less than,

                (i) in respect of a Company Public Sale in Canada five (5) Trading Days prior to the proposed date of filing the Preliminary Canadian Prospectus, except that in the case of a "bought deal" as contemplated by NI 44-101 the Company shall give such notice to the Purchaser as promptly as practicable but not later than four (4) Trading Days prior to the proposed date of filing the Canadian Preliminary Prospectus, and

                (ii) in respect of a Company Public Sale Registered under the United States Securities Act, five (5) Trading Days prior to the proposed date of filing the Registration Statement,

                the Company shall give written notice of such proposed filing to the Purchaser. Such notice shall offer the Purchaser the opportunity to include in such Company Public Sale under a Registration Statement or Canadian Prospectus (as the case may be) such number of Registrable Securities as the Purchaser may request in writing (a "Piggyback Registration"). The Company is under no obligation to complete any offering of its securities it proposes to make pursuant to this Section 3.1 and will incur no liability to the Purchaser for its failure to do so.

        (b) Inclusion of Registrable Securities in Company Public Sale. Subject to Section 3.1(c), the Company shall include in such Company Public Sale all such Registrable Securities which are requested to be included therein within 15 days after the receipt by the Purchaser of any such notice; provided that if at any time after giving written notice of its intention to Register any securities and prior to:

                (i) the effective date of the applicable Registration Statement (in the case of a Registration under the United States Securities Act); or

                (ii) an MRRS Decision Document being issued for the Canadian Prospectus (in the case of a Registration pursuant to Canadian Securities Legislation)

                filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to the Purchaser and, thereupon:

                (iii) in the case of a determination not to Register, shall be relieved of its obligation to include any Registrable Securities in such Underwritten Offering (but not from its obligation to pay the Registration Expenses in connection therewith); and

                (iv) in the case of a determination to delay Registering, shall be permitted to delay including any Registrable Securities in such Underwritten Offering, for the same period as the delay in Registering such other securities.

                If the Purchaser requests a Piggyback Registration pursuant to
                Section 3.1(a), then the Purchaser must, and the Company shall make such arrangements with the managing underwriter or underwriters so that the Purchaser may, participate in such Underwritten Offering. The Purchaser shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

        (c) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Purchaser in writing that, in its or their opinion, the number of securities which the Purchaser and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be:

                (i) first, 100% of the securities that the Company or (subject to Section 7.3) any Person (other than the Purchaser) exercising a contractual right to demand Registration, as the case may be, proposes to sell; and

                (ii)    second, and only if all the securities referred to in
                        Section 3.1(c)(i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect; and

                (iii) third, and only if all of the Registrable Securities referred to in Sections 3.1(c)(i) and 3.1(c)(ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

        (d) Obligation to Register Registrable Securities. To the extent that any Registrable Securities are included and sold in a Company Public Sale, the Company's continuing obligations to Register that number of securities included in the Company Public Sale shall forthwith cease upon the closing of the Company Public Sale; provided that all of the Company's obligations under Article 2 and Section 3.1 in respect of the Registrable Shares that were not included and sold in such Company Public Sale shall remain in full force and effect and shall not be deemed to have been satisfied or to have ceased as a result of such Company Public Sale.

        (e) Underwriting Agreement. The Purchaser shall be party to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Purchaser as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of the Purchaser. The Purchaser shall not be required to make any representations or warranties to or agreements with the Company or the underwriters, except that such Purchaser shall be required, upon request, to provide representations, warranties or agreements regarding the Purchaser, the Purchaser's Registrable Securities and the Purchaser's intended method of distribution of the Registrable Securities or any other representations or information required by law or required to be included in a Registration Statement.

        (f) Participation in Underwritten Registrations. The Purchaser may not participate in any Underwritten Offering hereunder unless the Purchaser (i) agrees to sell its applicable Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                                    ARTICLE 4
                    OBLIGATIONS AND COVENANTS OF THE PARTIES

4.1 Registration Procedures.In connection with the Company's Registration obligations under Article 2 and Article 3, the Company will use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:


         (a) prepare the required Registration Statement or Canadian Prospectus (as the case may be) including all exhibits and financial statements required under the United States Securities Act or Canadian Securities Legislation to be filed therewith, and before filing a Registration Statement, U.S. Prospectus or Canadian Prospectus (as the case may be), or any amendments or supplements thereto, and (x) furnish to the Purchaser copies of all documents prepared to be filed, which documents will be subject to the review of the Purchaser and its counsel, acting reasonably and (y) except in the case of a Registration under Section 3.1, not file any Registration Statement, U.S. Prospectus, or Canadian Prospectus or amendments or supplements thereto to which the Purchaser or the underwriters, if any, shall reasonably object; provided that notwithstanding any other term of this Agreement, if the Purchaser or the underwriters, if any, do so reasonably object, the Company shall not be deemed to be in breach of any of its obligations hereunder;


         (b) as soon as reasonably practicable file with the SEC or the Canadian Securities Administrators in each applicable Qualifying Province (as the case may be) a Registration Statement or Canadian Prospectus, respectively, relating to the Registrable Securities including all exhibits and financial statements required by the SEC or such Canadian Securities Administrators (as the case may be) to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the United States Securities Act or an MRRS Decision Document to be issued for such Canadian Prospectus;

         (c) prepare and file with the SEC or the Canadian Securities Administrators in each applicable Qualifying Province such amendments and post-effective amendments to any Registration Statement or Canadian Prospectus (as the case may be) and supplements (including Shelf Supplements) to the U.S. Prospectus or Canadian Prospectus (as the case may be) as may be reasonably requested by the Purchaser or necessary to keep such Registration effective for the period of time required by this Agreement and, if applicable, to include the Registrable Securities in an Underwritten Offering pursuant to Section 3.1, and comply with provisions of applicable Securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement or Canadian Prospectus (as the case may be) during such period in accordance with the intended method or methods of disposition by the Purchaser set forth in such Registration Statement or Canadian Prospectus (as the case may be);

         (d) notify the Purchaser and (if requested) confirm such advice in writing and provide copies of the relevant documents to the Purchaser, as soon as reasonably practicable after notice thereof is received by or on behalf of the Company

                  (i)      when

                           (A) the applicable Registration Statement or any amendment thereto has been filed, becomes effective, and when the applicable U.S. Prospectus or any amendment or supplement to such U.S. Prospectus has been filed, and/or

                           (B)      the applicable Canadian Preliminary
                                    Prospectus or Canadian Prospectus or any amendment or supplement thereto has been filed or an MRRS Decision Document issued therefor,

                  (ii) of any written comments by the Securities Regulators or any request by the Securities Regulators or any other Governmental Authority for amendments or supplements to any Registration Statement (or the related U.S. Prospectus), any Canadian Preliminary Prospectus or any Canadian Prospectus or for additional information,

                  (iii) of the issuance by the Securities Regulators of any stop order or cease trade order suspending the effectiveness of any Registration Statement or Canadian Prospectus or any order by the Securities Regulators or any other Governmental Authority preventing or suspending the use of any preliminary or final U.S. Prospectus, Preliminary Canadian Prospectus or Canadian Prospectus or the initiation or threatening of any proceedings for such purposes, and

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (e) promptly notify the Purchaser when the Company becomes aware of the happening of any event as a result of which

                  (i) the applicable Preliminary Canadian Prospectus or Canadian Prospectus contains any misrepresentation (as defined in Canadian Securities Legislation) or fails to constitute full, true and plain disclosure of all material facts regarding the Registrable Securities or,

                  (ii) the applicable Registration Statement or the U.S. Prospectus included in such Registration Statement (as then in effect), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the U.S. Prospectus, in light of the circumstances under which they were made), not misleading, or if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, U.S. Prospectus, Preliminary Canadian Prospectus or Canadian Prospectus in order to comply with the United States Securities Laws or Canadian Securities Legislation, as applicable, and, in each case as promptly as reasonably practicable thereafter, prepare and file with the Securities Regulators, and furnish without charge to the selling Purchaser an amendment or supplement to such Registration Statement, U.S. Prospectus, Preliminary Canadian Prospectus or Canadian Prospectus which will correct such misstatement or omission or effect such compliance;

         (f) use commercially reasonable efforts to prevent or obtain the withdrawal of any stop order, cease trade order or other order suspending the use of any preliminary or final U.S. Prospectus, Preliminary Canadian Prospectus or Canadian Prospectus or suspending the qualification of Registrable Securities covered by a Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus;

         (g) promptly incorporate in a U.S. Prospectus supplement or post-effective amendment to a Registration Statement, or in an amendment or supplement to a Preliminary Canadian Prospectus or Canadian Prospectus, such information as the managing underwriter or underwriters, if any, and the Purchaser agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such U.S. Prospectus supplement or post-effective amendment, or amendment or supplement to such Preliminary Canadian Prospectus or Canadian Prospectus, as soon as reasonably practicable after being notified of the matters to be incorporated in such U.S. Prospectus supplement or post-effective amendment or amendment or supplement to such Preliminary Canadian Prospectus or Canadian Prospectus;

         (h) furnish to the Purchaser without charge, as many conformed copies as the Purchaser may reasonably request of the applicable Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus (as the case may be) and any supplement, amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (i) deliver to the Purchaser without charge, as many copies of the applicable U.S. Prospectus (including each preliminary prospectus), Preliminary Canadian Prospectus and Canadian Prospectus (as the case may be) and any amendment or supplement thereto as the Purchaser may reasonably request (it being understood that the Company consents to the use of such U.S. Prospectus, Preliminary Canadian Prospectus and Canadian Prospectus (as the case may be) or any amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Registrable Securities covered by such U.S. Prospectus, Preliminary Canadian Prospectus and Canadian Prospectus (as the case may be) or any amendment or supplement thereto) and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities by the Purchaser;

         (j) on or prior to the date on which the applicable Registration Statement becomes effective under the United States Securities Act, use commercially reasonable efforts to register or qualify, and cooperate with the Purchaser and its counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States as the Purchaser or its counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration in effect, provided that the Company will not be required to

                  (i) qualify generally to do business in any jurisdiction where it is not then so qualified,

                  (ii) become subject to the securities laws of any jurisdiction other than the United States, the various states of the United States, Canada or the Qualifying Provinces, or

                  (iii) take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

         (k) use commercially reasonable efforts to cause the Registrable Securities covered by any Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus, as applicable to be registered with or approved by such other Governmental Authorities as may be necessary to enable the Purchaser to consummate the disposition of such Registrable Securities;

         (l) enter into such customary agreements (including, without limitation, indemnification agreements, and in the case of Underwritten Offerings, underwriting agreements) and take all such other actions as the Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

         (m) obtain for delivery to the Purchaser and to the underwriters, if any, an opinion or opinions (including, as applicable, any French translation opinion for any Preliminary Canadian Prospectus or Canadian Prospectus) from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, addressed or confirmed to the Purchaser and underwriters, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Purchaser or underwriters, as the case may be, and their respective counsel;

         (n) in the case of an Underwritten Offering, provide copies to the Purchaser included in such Underwritten Offering, of the "comfort letter" from, and delivered to the Company and the underwriters, if any, by the Company's independent certified public accountants, in customary form and covering such matters of the type customarily covered by "comfort letters" as the Company and the underwriters, if any, reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

         (o) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD or other regulatory body;

         (p) use commercially reasonable efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable an earnings statement satisfying the provisions of Section 11(a) of the United States Securities Act and the rules and regulations promulgated thereunder;

         (q) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus, as the case may be, from and after a date not later than the effective date of such Registration Statement, or the date an MRRS Decision Document is issued for the Canadian Prospectus, as the case may be;

         (r) cause all Registrable Securities covered by the Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus, as the case may be, to be listed on each securities exchange on which any of the Company's securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company's securities are then quoted; and

         (s) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by

                  (i) a representative appointed by the Purchaser covered by the applicable Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus, as the case may be,

                  (ii) any underwriter or agent participating in any disposition to be effected pursuant to such Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus, as the case may be, and

                  (iii) by any attorney, lawyer, accountant or other agent retained by the Purchaser or any such underwriter or agent,

                  all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus (as the case may be) as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 4.1 shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process),
                           (x) such information is or becomes publicly known without a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person.


4.2    Information Regarding the Purchaser.

         The Company may require the Purchaser to furnish to the Company such information regarding the distribution of the Registrable Securities and such other information relating to the Purchaser and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing to enable the Company to comply with its obligations hereunder. The Purchaser agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement. The Company shall assume and shall not be deemed to assume any liability for any information provided to it by the Purchaser.

4.3    Discontinuance of Distribution.

         The Purchaser agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(e), the Purchaser will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus, as the case may be, until the Purchaser's receipt of the copies of the supplemented or amended U.S. Prospectus, Preliminary Canadian Prospectus or Canadian Prospectus, as the case may be, contemplated by Section 4.1(e), or until the Purchaser is advised in writing by the Company that the use of the U.S. Prospectus, Preliminary Canadian Prospectus or Canadian Prospectus, as the case may be, may be resumed, and if so directed by the Company, the Purchaser will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Purchaser's possession, of the U.S. Prospectus, Preliminary Canadian Prospectus or Canadian Prospectus, as the case may be, covering such Registrable Securities current at the time of receipt of such notice.

4.4     Eligibility for use of Short-Form Prospectus and Form F-3.

         The Company covenants that it shall, during the Registration Period, use commercially reasonable efforts to maintain its eligibility to file:

         (a) a prospectus in Canada in the form of a short form prospectus pursuant to NI 44-101, and

         (b) a registration statement on Form F-3, or successor form thereto, under the United States Securities Act for purposes of registering securities to be offered and sold, including on a delayed or continuous basis, for the account of any person other than the issuer.


4.5    Compliance with Securities Laws.

         The Purchaser will comply with all Applicable Laws in connection with its resale of the Registrable Securities and the exercise of any of its rights and obligations hereunder.

4.6    Purchaser Information.

         The Purchaser covenants that any information it provides in writing to the Company for the express purpose of inclusion in

         (a) any Registration Statement under which Registrable Securities are Registered under the United States Securities Act (including any final, preliminary or summary U.S. Prospectus contained therein or any amendment thereof or supplement thereto), or

         (b) any Preliminary Canadian Prospectus, Canadian Prospectus or any amendment or supplement thereto,

shall not contain any untrue statement of a material fact or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a U.S. Prospectus, in light of the circumstances under which they were made) not misleading or, in the case of a Preliminary Canadian Prospectus or Canadian Prospectus, that such information provides full, true and plain disclosure of all material facts.


                                    ARTICLE 5
                                    EXPENSES

5.1    Registration Expenses.

         The expenses incident to the Company's performance of or compliance with Article 2, Article 3 and Article 4 of this Agreement will be paid by the Company, consisting of those expenses as set forth below:

         (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Securities Regulators or the NASD,

         (b) all fees and expenses in connection with compliance with state securities or "Blue Sky" laws,

         (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing prospectuses or similar documents),

         (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any opinions, audit and "comfort letters" required by or incident to such performance),

         (e) United States Securities Act liability insurance or similar insurance if the Company so desires or the underwriters, if any, so require in accordance with then-customary underwriting practice,

         (f) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system,

         (g) all applicable rating agency fees with respect to the Registrable Securities,

         (h) any reasonable fees and disbursements of underwriters, if any, customarily paid by issuers of securities and, for greater certainty, shall not include the fees and disbursements of any underwriters separately engaged by the Purchaser,

         (i) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, and

         (j) all of the Company's internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties).

All such expenses are referred to herein as "Registration Expenses." The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in a secondary offering, including underwriting discounts and commissions and transfer taxes, if any, attributable solely to the sale of Registrable Securities.



                                   ARTICLE 6
                                 INDEMNIFICATION

6.1    Indemnification by the Company.

         The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Purchaser, its directors, officers and employees and each Person who controls (within the meaning of the United States Securities Act or the Exchange Act) such Persons from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a "Loss" and collectively "Losses") arising out of or based upon

         (a) any untrue or alleged untrue statement of a material fact contained or incorporated by reference in

                  (i) any Registration Statement under which such Registrable Securities were Registered under the United States Securities Act (including any final, preliminary or summary U.S. Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or

                  (ii) any Preliminary Canadian Prospectus, Canadian Prospectus or any amendment or supplement thereto or any material incorporated by reference therein, or


         (b) any omission or alleged omission to state in a Registration Statement or U.S. Prospectus a material fact required to be stated therein (in the case of the U.S. Prospectus) or necessary to make the statements therein in light of the circumstances under which they were made not misleading or in a Preliminary Canadian Prospectus or Canadian Prospectus to provide full, true and plain disclosure of all material facts, or

         (c) any violation or alleged violation by the Company of any Applicable Law relating to any action or inaction in connection with any Registration or disclosure document or other document or information incorporated by reference therein and used in connection with such Registration;

provided that the Company shall not be liable to any particular indemnified party (x) to the extent that any such Loss arises solely as a result of an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement, Preliminary Canadian Prospectus or Canadian Prospectus in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (y) to the extent that any such Loss arises solely as a result of an untrue statement or omission in a preliminary U.S. Prospectus or Preliminary Canadian Prospectus relating to Registrable Securities, if a U.S. Prospectus or Canadian Prospectus, respectively, (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least one day prior to the sale (which may include a contract of sale) of the Registrable Securities to such Person and a copy of such U.S. Prospectus or Canadian Prospectus, as applicable, (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the sale (which may include a contract of sale) of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any indemnified party and shall survive the transfer of such securities by the Purchaser. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the United States Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

6.2    Conduct of Indemnification Proceedings.

         Any Person entitled to indemnification hereunder will


                                  Page 27of 34

         (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure, and

         (b) permit such indemnifying party to assume the defence of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defence of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless

                  (i) the indemnifying party has agreed in writing to pay such fees or expenses,

                  (ii) the indemnifying party shall have failed to assume the defence of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person,

                  (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defences available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or

                  (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defence of such claim on behalf of such Person).

                  If the indemnifying party assumes the defence, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. If such defence is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defences available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

6.3    Contribution.

         If for any reason the indemnification provided for in Section 6.1 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss

         (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand; or

         (b) if the allocation provided by clause (a) of this Section 6.3 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) of this Section 6.3 but also the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.

In connection with any Registration Statement, U.S. Prospectus, Preliminary Canadian Prospectus or Canadian Prospectus (as the case may be) filed with the applicable Securities Regulators by the Company, (x) the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of any securities registered thereunder (before deducting expenses) received by the indemnifying party and the net proceeds from the offering of any Registrable Securities (before deducting expenses) received by the indemnified party, bear to the aggregate public offering price of the securities registered thereunder; and (y) the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.3. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the United States Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 6.1 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. If indemnification is available under Section 6.1, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6.1 without regard to the relative fault of said indemnifying parties or indemnified party. The remedies provided for in this Section 6.3 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                                    ARTICLE 7
                                  MISCELLANEOUS

7.1    Rules 144 and 144A.

         The Company covenants that it will file the reports required to be filed by it under the United States Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the United States Securities Act, and it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Registrable Securities without Registration under the United States Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the United States Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

7.2    Free Writing Prospectuses.

         The Purchaser agrees that it will not use any "free writing prospectuses" (as such term is defined in Rule 405 of the United States Securities Act) in connection with the offer or sale by it of Registrable Securities pursuant to a Registration Statement.

7.3    No Inconsistent Agreements; Additional Rights.

         The Company will not hereafter enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the Purchaser by this Agreement.

7.4    Term and Termination.

         This Agreement shall take effect from and after the Closing Date and shall terminate upon the later of the expiration of the Registration Period in Canada or the United States, except for the provisions of Article 6, which shall survive any such termination.

7.5     Fees and Expenses.

         The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and of Purchaser Counsel incident to the negotiation, preparation, execution and delivery of this Agreement. The fees and expenses that the Company is obligated to pay pursuant to this Section 7.5 shall be in addition to all such fees and expenses the Company is obligated to pay pursuant to the terms of
Article 5, Article 6 and any other Transaction Document.


7.6    Entire Agreement.

         The Transaction Documents, together with the schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, including, without limitation the non-binding term sheet between the Parties dated as of June 13, 2006.

7.7    Notices.

         Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of

         (a) the date of transmission, if such notice or communication is delivered via facsimile or via internet at the facsimile number or internet address respectively set out on the signature pages attached hereto prior to 5:30 p.m. (Toronto time) on a Trading Day,

         (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or via internet at the facsimile number or internet address respectively set out on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Toronto time) on any Trading Day,

         (c) the 2nd Trading Day following the date of mailing, if sent by an internationally recognized overnight courier service, or

         (d) upon actual receipt by the Party to whom such notice is required to be given.

The address for such notices and communications shall be as set out on the signature pages attached hereto.


7.8    Amendments; Waivers.

         No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.9    Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

7.10    No Third-Party Beneficiaries.

         This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.11 Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

7.12    Execution.

         This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.13    Severability.

         If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties shall attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.14    Construction.

         The Parties confirm that each of them together with the Company Counsel and Purchaser Counsel, as applicable, has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the provisions of this Agreement express the Parties' mutual intent and the rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto and no rule of strict construction shall be applied against either Party.

                            (Signature Pages Follow)

         IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated on the first page hereof.

                                    LORUS THERAPEUTICS INC.


                                    Per:   /s/ Jim Wright
                                           -------------------------------------
                                    Name:  Jim Wright
                                    Title: Chief Executive Officer

                                    Per:   /s/ Aiping H. Young
                                           -------------------------------------
                                    Name:  Aiping H. Young
                                    Title: Chief Operating Officer

                                    Address for Notice:
                                    2 Meridian Road
                                    Toronto, Ontario
                                    M9W 4Z7

                                    Attention:   Jim Wright, CEO
                                    Telephone:   +(416) 798-1200 Ext. 340
                                    Telecopy:    +(416) 798-2200
                                    E-mail:      jawright@lorusthera.com

                                    and

                                    Attention:   Aiping H. Young, COO
                                    Telephone:   +(416) 798-1200 Ext. 379
                                    Telecopy:    +(416) 798-2200
                                    E-mail:      ahyoung@lorusthera.com



                                    HIGH TECH BETEILIGUNGEN GMBH &
                                    CO.KG represented by CONPHARM ANSTALT


                                    Per:   /s/ Georg Ludwig
                                           -------------------------------------
                                    Name:  Georg Ludwig
                                    Title: Managing Director

                                    Address for Notice:
                                    ConPharm Anstalt
                                    Grossfeld 10
                                    FL 9492 Eschen
                                    Principality of Liechtenstein
                                    Attention:   Georg Ludwig,
                                                 Managing Director
                                    Telephone:   +423 79 17 066
                                    Telecopy:    +423 373 0423
                                    E-mail:      gludwig@HighTech-pe.com

                                    With copy to:
                                    High Tech Beteiligungen GmbH & Co. KG
                                    Steinstrasse 20
                                    D 40212 Dusseldorf
                                    Germany
                                    Attention:   Georg Ludwig,
                                                 Managing Partner
                                    Telephone:   +49 211 86 289 460
                                    Telecopy:    +49 211 86 289 465
                                    E-mail:      gludwig@HighTech-pe.com